LEASE AGREEMENT

THIS AGREEMENT, made the eleventh day of January two thousand and six, by and between G.S. Developers, a Pennsylvania General Partnership (hereinafter called Lessor), of the one part, and Dataram Corporation (hereinafter called Lessee), of the other part.

     Lessor is the owner in fee simple and does hereby demise and let unto Lessee all that certain lot or piece of ground with the buildings improvements thereon erected known and numbered as 23, 25, 27 and 29 Richard Road, Ivyland in the County of Bucks, Commonwealth of Pennsylvania, to be used and occupied for offices and light manufacturing and for no other purpose, for the term of five years beginning the 1st day of February, two thousand and six (2006), and ending the 31st day of January, two thousand and eleven (2011) for the minimum annual rental as follows: From February 1, 2006 to January 31, 2007 Two Hundred and Eight Thousand ($208,000.00) Dollars, lawful money of the United States of America, payable in monthly installments in advance during the term of this lease, in sums of Seventeen Thousand Three Hundred Thirty Three ($17,333.33) Dollars and Thirty Three Cents on the 1st day of each month. The minimum annual rental thereafter shall be increased annually by a percentage amount equal to the cost of living increase as measured by the Department of Labor Consumer Price Index for the City of Philadelphia or if not available, by any other reasonably similar index using February, 2006 as the base period index number.

     1. Inability to Give Possession. If Lessor is unable to give Lessee possession of the demised premises by reason of the holding over of a previous occupant, or by reason of any cause beyond the control of the Lessor, the Lessor shall not be liable in damages to the Lessee, and during the period that the Lessor is unable to give possession, all rights and remedies of both parties hereunder shall be suspended.

     2. Additional Rent.

        (a) Damages for Default. Lessee agrees to pay as rent in addition to the minimum rental any and all sums which may become due by reason of the failure of Lessee to comply with all of the covenants of this lease and any and all damages, costs and expenses which the Lessor may suffer or incur by reason of any default of the Lessee or failure on his part to comply with the covenants of this lease, and each of them, and also any and all damages to the demised premises caused by any act or neglect of the Lessee.

       (b) Taxes. Lessee further agrees to pay as rent in addition to the minimum rental its proportionate share of all taxes assessed or imposed upon the demised premises and/or the building of which the demised premises is a part during the term of this lease. The amount due hereunder on account of such taxes shall be apportioned for that part of the first and last calendar years covered by the term. The same shall be paid by Lessee to Lessor within thirty (30) days of receipt of any bill.

       (c) Lessee further agrees to pay as rent in addition to the minimum rental herein reserved: its proportionate share of premiums for insurance, obtained by Lessor, against loss, with respect to the building and improvements in the demised premises, by fire and such other hazards, casualties and contingencies as are usually covered by an all-risk form of policy. The fire insurance and extended coverage insurance, together with such other insurance as


Lessor shall be required to maintain in connection with the demised premises, shall be at all times in an amount equal to the full replacement value of the improvements on the demised premises. Lessor shall bill Lessee for all insurance under this clause and Lessee shall pay said bill to Lessor within thirty (30) days of receipt of a bill therefor.

        (d) Lessee hereby covenants and agrees, at its own cost and expense, to take out and maintain in full force and effect at all times until the expiration or earlier termination of this Lease, a comprehensive public liability insurance policy in the sum of ONE MILLION DOLLARS ($1,000,000.00) (alternatively FIVE HUNDRED THOUSAND DOLLARS ($500,000.00) basic coverage with a FIVE HUNDRED THOUSAND DOLLAR ($500,000.00) umbrella policy) aggregate insuring against loss of life and bodily injury and ONE HUNDRED THOUSAND DOLLARS ($100,000.00), or such other limit as Lessor may from time to time specify, insuring against property damage in, on or about the demised premises, as well as insurance covering loss and damage to Lessee's personal property in, on or about the demised premises in an amount equal, at all times, to the full replacement value thereof. Such policy or policies shall name Lessor and Agent as additional insured (except for Lessee's contents coverage), shall be non-cancelable without THIRTY (30) days prior written notice to Lessor, and shall be satisfactory to Lessor in form and content. Lessee shall deliver such policy or policies to Lessor prior to Lessee's taking possession of the demised premises, such delivery being a condition precedent to the commencement of this Lease. Lessee hereby agrees to indemnify and hold Lessor harmless of and from any and all claims of whatever nature, including attorney's fees and costs, arising from, or in connection with, Lessee's use and occupancy of the demised premises except for any claims arising out of Lessor's negligence or willful misconduct.

       (e) Water Rent. Lessee further agrees to pay as additional rent, if there is a metered water connection to the premises, all charges for water consumed upon the demised premises in excess of the yearly minimum meter charge and all charges for repairs to the meter or meters on the premises, whether such repairs are made necessary by ordinary wear and tear, freezing, hot water, accident or other causes, immediately when the same become due.

       (f) Sewer Rent. Lessee further agrees to pay as additional rent, if there is a metered water connection to the premises, all sewer rental or charges for use of sewers, sewage system, and sewage treatment works or septic systems servicing the demised premises in excess of the yearly minimum of such sewer charges, immediately when the same become due.

     3. Place of Payment. All rents shall be payable without prior notice or demand at the office of Lessor in Elkins Park House 7900 Old York Road, Apartment 806A Elkins Park, PA 19027 or at such other place as Lessor may from time to time designate by notice in writing.

     4. Affirmative Covenants of Lessee. Lessee covenants and agrees that he will perform the following without demand:

       (a) Payment of Rent. Pay the rent and all other charges on the days and times and at the place that they are made payable, without fail, and if Lessor shall at any time or times accept the rent or rent charges after they shall have become due and payable,

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such acceptance shall not excuse delay upon subsequent occasions, or constitute or be construed as a waiver of any of Lessor's rights. Lessee agrees that any charge or payment agreed to be treated or collected as rent and/or any other charges or taxes, expenses, or costs to be paid by the Lessee may be proceeded for and recovered by the Lessor by lawful distraint or other process in the same manner as rent due and in arrears.

       (b) Cleaning, Repairing, etc. Keep the demised premises clean and free from all ashes, dirt and other refuse matter; replace all broken glass windows, doors, etc.; keep all waste and drain pipes open; repair all damage to plumbing and to the premises in general; keep the same in good order and repair as they now are, reasonable wear and tear and damage by accidental fire or other casualty not occurring through negligence of Lessee or those employed by or acting for Lessee alone excepted. The Lessee agrees to surrender the demised premises in the same condition in which Lessee has agreed to keep the same during the continuance of this lease.

       (c) Requirements of Public Authorities. Comply with any requirements of any of the constituted public authorities, and with the terms of any state or federal statute or local ordinance or regulation applicable to Lessee or his use of the demised premises, and indemnify Lessor from penalties, fines, costs or damages resulting from failure so to do.

       (d)  Fire. Use every reasonable precaution against fire.

       (e) Rules and Regulations. Comply with rules and regulations of Lessor promulgated as provided in this Agreement.

       (f) Surrender of Possession. Peaceably deliver up and surrender possession of the demised premises to the Lessor at the expiration or sooner termination of this Lease, promptly delivering to Lessor at its office all keys for the demised premises.

       (g) Notice of Fire, etc. Give to Lessor prompt written notice of any accident, fire, or damage occurring on or to the demised premises.

       (h) Condition of Pavement. Lessee shall be responsible for the condition of the pavement, curb, cellar doors, awnings and other erections on the pavement during the term of this lease; and hereby agrees that Lessee is solely liable for any accidents, due or alleged to be due to their defective condition. Lessee shall pay to Lessor its proportionate share of any and all costs and expenses incurred for snow and ice removal.

       (i) Landscaping. Lessee shall be responsible at its cost to maintain any and all grass, trees or shrubbery on or about the demised premises.

       (j) Agency on Removal. The Lessee agrees that if, with the permission in writing of Lessor, Lessee shall vacate or decide at any time during the term of this lease, or any renewal, to vacate the demised premises, prior to the expiration of this lease, or any renewal, Lessee will not cause or allow any other agent to represent Lessee in any subletting or reletting of the demised premises other than an agent approved by the Lessor and that should Lessee do so or attempt to do so, the Lessor may remove any signs that may be placed on or about the demised premises by such other agent without

                                    3


any liability to Lessee or to the agent, the Lessee assuming all responsibility for such action.

     5. Negative Covenants of Lessee. Lessee covenants and agrees that he will do none of the following things without the consent in writing of
Lessor:

       (a) Use of Premises. Occupy the demised premises in any other manner or for any other purpose than as above set forth.

        (b) Assignment and Subletting. Assign, mortgage or pledge this lease or underlet or sublease the demised premises, or any part of it, or permit any other person, firm or corporation to occupy the demised premises, or any part of it; nor shall any assignee or sublessee assign, mortgage or pledge this lease or such sublease, without an additional written consent by the Lessor, and without consent no assignment, mortgage or pledge shall be valid. If the Lessee becomes insolvent, or makes an assignment for the benefit of creditors, or if a petition in bankruptcy is filed by or against the Lessee or a bill in equity or other proceeding for the appointment of a receiver for the Lessee is filed and not dismissed within sixty (60) days of filing, or if the real or personal property of the Lessee shall be sold or levied upon by any sheriff, marshal or constable, the same shall be a violation of this covenant.

       (c) Signs. Place or allow to be placed and stand, a booth, sign or show case upon the doorsteps, vestibules or outside walls or pavements of the premises, or paint, place, erect or cause to be painted, placed or erected any sign, projection or device on or in any part of the premises. Lessee shall remove any sign, projection or device painted, placed or erected, if permission has been granted and restore the walls, etc., to their former conditions, at or prior to the expiration of this lease. In case of the breach of this covenant (in addition to all other remedies given to Lessor in case of the breach of any conditions or covenants of this lease) Lessor shall have the privilege of removing the stand, booth, sign, showcase, projection or device, and restoring the walls, etc., to their former condition, and Lessee, at Lessor's option, shall be liable to Lessor for any and all expenses so incurred by Lessor.

       (d) Alterations, Improvements. Make any alterations, improvements, or additions to the demised premises. All alterations, improvements, additions or fixtures, whether installed before or after the execution of this lease, shall remain upon the premises at the expiration or sooner determination of this lease and become the property of Lessor, unless Lessor shall, prior to the determination of this lease, have given written notice to Lessee to remove such alterations, improvements and additions and restore the premises to the same good order and condition in which they now are. Should Lessee fail to do so, Lessor may do so, collecting, at Lessor's option, the cost and expense from Lessee as additional rent.

       (e) Machinery. Use or operate any machinery that, in Lessor's opinion, is harmful to the building or disturbing to other tenants occupying other parts of it.

       (f) Weights. Place any weights in any portion of the demised premises beyond the safe carrying capacity of the structure.

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       (g)  Fire Insurance. Do or allow to be done, any act, matter or thing objectionable to the fire insurance companies so that the fire insurance or any other insurance now in force or hereafter to be placed on the demised premises, or any part of it, or on the building of which the demised premises may be a part, shall become void or suspended, or whereby the same shall be rated as a more hazardous risk than at the date of execution of this lease, or employ any person or persons objectionable to the fire insurance companies or carry or have any benzene or explosive matter of any kind in and about the demised premises. In case of a breach of this covenant (in addition to all other remedies given to Lessor in case of the breach of any of the conditions or covenants of this lease) Lessee agrees to pay to Lessor as additional rent any and all increase or increases of premiums on insurance carried by Lessor on the demised premises, or any part of it, or on the building of which the demised premises may be a part, caused in any way by the occupancy of Lessee.

       (h) Removal of Goods. Remove, attempt to remove or manifest an intention to remove Lessee's goods or property from or out of the demised premises otherwise than in the ordinary and usual course of business, without having first paid and satisfied Lessor for all rent when due.

       (i) Vacate Premises. Vacate or desert the premises during the term of this lease, or permit the same to be empty and unoccupied.

     6. Lessor's Rights. Lessee covenants and agrees that Lessor shall have the right to do the following things and matters in and about the demised premises:

       (a) Inspection of Premises. At all reasonable times upon 24 hour notice, unless in case of an emergency when no such notice shall be required, by itself or its duly authorized agents to go upon and inspect the demised premises and every part of it, and/or at its option to make repairs, alterations and additions to the demised premises or the building of which the demised premises is a part.

       (b) Rules and Regulations. At any time or times and from time to time to make such rules and regulations as may from time to time be necessary for the safety, care and cleanliness of the premises, and for the preservation of good order. Such rules and regulations shall, when notice is given to Lessee, form a part of this lease.

       (c) Sale or Rent Sign-Prospective Purchasers or Tenants. To display a ''For Sale'' sign at any time, and also, after notice from either party of intention to terminate this lease, or at any time within three months prior to the expiration of this lease, a ''For Rent'' sign, or both ''For Rent'' and ''For Sale'' signs; and all of the signs shall be placed upon such part of the premises as Lessor shall require. Prospective purchasers or tenants authorized by Lessor may inspect the premises at reasonable hours at any time, upon 24 hours notice.

     7. Responsibility of Lessee. Lessee agrees to be responsible for and to relieve and hereby relieves the Lessor from all liability by reason of any injury or damage to any person or property in the demised premises, whether belonging to the Lessee or any other person, caused by any fire, breakage or leakage in any part or portion of the demised premises, or any part or portion of the building of which the demised premises is a part, or from water, rain or snow that may leak into, issue or flow from any part of the said premises, or of the building of which the demised premises is a part, from the drains, pipes, or plumbing work of the same, or from any place or quarter, whether such breakage, leakage, injury or damage be caused by or result from the negligence of Lessor or its servants or agents or any person or person.

     Lessee also agrees to be responsible for and to relieve and hereby relieves Lessor from all liability by reason of any damage or injury to any person or thing which may arise from or be due to the use, misuse or abuse of all or any of the elevators, hatches, openings, stairways, hallways of any kind which may exist or hereafter be erected or constructed on the premises, or from any kind of injury which may be caused on the premises or of which the demised premises is a part, whether such damage, injury, use, misuse or abuse be caused by or result from the negligence of Lessor, its servants or agents or any other person or persons.

     8. Responsibility of Lessor.

       (a) Total Destruction of Premises. In the event that the demised premises is totally destroyed or so damaged by fire or other casualty not occurring through fault or negligence of the Lessee or those employed by or acting for him, that the same cannot be repaired or restored within a reasonable time, this lease shall absolutely cease and determine, and the rent shall abate for the balance of the term.

       (b) Partial Destruction of Premises. If the damage caused as above is only partial and such that the premises can be restored to their original condition within a reasonable time, the Lessor may, at its option, restore the same with reasonable promptness, reserving the right to enter upon the demised premises for that purpose. The Lessor also reserves the right to enter upon the demised premises whenever necessary to repair damage caused by fire or other casualty to the building of which the demised premises is a part, even though the effect of such entry is to render the demised premises or a part of it untenantable. In either event the rent shall be apportioned and suspended during the time the Lessor is in possession, taking into account the proportion of the demised premises rendered untenantable and the duration of the Lessor's possession. If a dispute arises regarding the amount of rent due under this clause, Lessee agrees to pay the full amount claimed by Lessor. Lessee shall, however, have the right to proceed by law to recover the excess payment, if any.

       (c) Repairs by Lessor. Lessor shall make such election to repair the premises or terminate this lease by giving notice to Lessee at the leased premises within thirty days from the day Lessor received notice that the demised premises had been destroyed or damaged by fire or other casualty.

       (d) Damage for Interruption of Use. Lessor shall not be liable for any damage, compensation or claim by reason of inconvenience or annoyance arising from the necessity of repairing any portion of the building, the interruption in the use of the premises, or the termination of this lease by reason of the destruction of the premises.

       (e) Representation of Condition of Premises. The Lessor has let the demised premises in their present condition and without any representations on the part of the lessor, its officers, employees, servants and/or agents. It is understood and agreed that Lessor is under no duty to make repairs or alterations at the time of letting or at any time thereafter.

       (f) Zoning. It is understood and agreed that the Lessor does not warrant or undertake that the Lessee shall be able to obtain a permit under any zoning ordinance or regulation for such use as Lessee intends to make of the said premises, and nothing in this lease shall obligate the Lessor to assist Lessee in obtaining this permit; the Lessee further agrees that in the event a permit cannot be obtained by Lessee under any zoning ordinance, or regulation, this lease shall not terminate without Lessor's consent, and the Lessee shall use the premises only in a manner permitted under such zoning ordinance or regulation.

     9. Miscellaneous Agreements and Conditions.

       (a) Effect of Repairs on Rental. No contract entered into or that may be subsequently entered into by Lessor with Lessee, relative to any alterations, additions, improvements or repairs, nor the failure of Lessor to make such alterations, additions, improvements or repairs as required by any such contract, nor the making by Lessor or its agents or contractors of such alterations, additions, improvements or repairs shall in any way affect the payment of the rent or other charges at the time specified in this lease.

       (b) Waiver of Custom. It is hereby covenanted and agreed that notwithstanding any law, usage or custom, Lessor shall have the right at all times to enforce the covenants and provisions of this lease in strict accordance with its terms, notwithstanding any conduct or custom on the part of the Lessor in refraining from so doing at any time or times; and, further, that the failure of Lessor at any time or times to enforce its rights under these covenants and provisions strictly in accordance with the same shall not be construed as having created a custom in any way or manner contrary to the specific terms, provisions and covenants of this lease or as having in any way or manner modified the same.

       (c) Conduct of Lessee. This lease is granted upon the express condition that Lessee and/or the occupants of the premises herein leased, shall not conduct themselves in a manner which the Lessor in its reasonable opinion may deem improper or objectionable, and that if at any time during the term of this lease or any extension or continuation, Lessee or any occupier of the premises shall have conducted himself, herself or themselves in a manner which Lessor in its reasonable opinion deems improper or objectionable, Lessee shall be taken to have broken the covenants and conditions of this lease, and Lessor will be entitled to all the rights and remedies granted and reserved in this Agreement, for the Lessee's failure to observe any of the covenants and conditions of this lease.

       (d) Failure of Lessee to Repair. In the event of the failure of Lessee promptly to perform the covenants of Section 4(b), Lessor may go upon the demised premises and perform such covenants, the costs, at the sole option of Lessor, to be charged to Lessee as additional and delinquent rent.

       (e) Representation and Condition of Premises. The Lessor has let the demised premises in their present condition and without any representations on the part of the

Lessor, its officers, employees, servants and/or agents. It is understood and agreed that Lessor is under no duty to make repairs or alterations at the time of letting or at any time thereafter except as in herein specifically provided.

     10. Remedies of Lessor. If the Lessee:

       (a) Does not pay in full within fifteen (15) days when due any and all installments of rent and/or any other charge or payment reserved, included, or agreed to be treated or collected, as rent and/or any other charge, expense, or cost agreed to be paid by the Lessee; or

       (b) Violates or fails to perform or otherwise breaks any covenant or agreement herein contained and fails to cure any such default within fifteen
(15) days of notice by Lessor; or

       (c) Vacates the demised premises or removes or attempts to remove or manifests an intention to remove any goods or property therefrom otherwise than in the ordinary and usual course of business without having first paid and satisfied the Lessor in full for all rent and other charges then due or that may thereafter become due until the expiration of the then current term, above mentioned; or

       (d) Becomes insolvent, or makes an assignment for the benefit of creditors, or if a petition in bankruptcy is filed by or against the Lessee or a bill in equity or other proceeding for the appointment of a receiver for the Lessee is filed, or if proceedings for reorganization or for composition with creditors under any state or federal law are instituted by or against Lessee and is not dismissed within sixty (60) days after filing, or if the real or personal property of the Lessee shall be sold or levied upon by any sheriff, marshal or constable, then and in any or either of these events, there shall be deemed to be a breach of this lease, and ipso facto and without entry or other action by Lessor;

          (1) The rent for the entire unexpired balance of the term of this lease, as well as all other charges, payments, costs and expenses agreed to be paid by the Lessee, or at the option of Lessor any part of it, and also costs and officer's commissions including watchman's wages and further including the five percent chargeable by Act of Assembly to the Lessor, shall, in addition to any and all installments of rent already due and payment herein reserved, included or agreed to be treated or collected as rent, and/or any other charge, expense or cost agreed to be paid by the Lessee which may be due and payable and in arrears, be taken to be due and payable in arrears as if by the terms and provisions of this lease, the whole balance of unpaid rent and other charges, payments, taxes, costs and expenses were on that date payable in advance; and if this lease or any part is assigned, or if the premises or any part is sublet, Lessee hereby irrevocably constitutes and appoints Lessor Lessee's agent to collect the rents due by such assignee or sublessee and apply the same to the rent due without in any way affecting Lessee's obligation to pay any unpaid balance of rent due hereunder or in the event of any of the foregoing at any time at the option of Lessor. Lessor shall make a reasonable effort to re-rent the premises in the event of a default by Lessee or termination of the Lease;

          (2) This lease and the term hereby created shall terminate and become absolutely void without any right on the part of the Lessee to save the forfeiture by payment of any sum due or by other performance of any condition, term or covenant broken; whereupon, Lessor shall be entitled to recover damages for such breach in an amount equal to the amount of rent reserved for the balance of the term of this lease, less the fair rental value of the demised premises, for the residue of the term.

     11. Further Remedies of Lessor. In the event of any default as above set forth in Section 10, the Lessor, or anyone acting on Lessor's behalf, at Lessor's option:

       (a) may without notice or demand enter the demised premises, breaking open locked doors if necessary to effect entrance, without liability to action for prosecution or damages for such entry or for its manner, for the purpose of distraining or levying and for any other purposes, and take possession of and sell all goods and chattels at auction, on ten (10) days' notice served in person on the Lessee, or left on the premises, and pay the Lessor out of the proceeds, and even if the rent is not due and unpaid, should the Lessee at any time remove or attempt to remove goods and chattels from the premises without leaving enough thereon to meet the next periodical payment, Lessee authorizes the Lessor to follow for a period of ninety days after such removal, take possession of and sell at auction, upon like notice, sufficient of such goods to meet the proportion of rent accrued at the time of such removal; and the Lessee hereby releases and discharges the Lessor, and his agents from all claims, actions, suits, damages and penalties, for or by reason or on account of any entry, distraint, levy, appraisement or sale; and/or

       (b) may enter the premises, and without demand proceed by distress and sale of the goods there found to levy the rent and/or other charges payable as rent, and all costs and officers' commissions, included watchmen's wages and sums chargeable to Lessor, and further including a sum equal to five percent of the amount of the levy as commissions to the constable or other person making the levy, shall be paid by the Lessee, and in such case all costs, officers' commission and other charges shall immediately attach and become part of the claim of Lessor for rent, and any tender of rent without the costs, commission and charges made after the issue of a warrant of distress shall not be sufficient to satisfy the claim of the Lessor. Lessee hereby expressly waives in favor of Lessor the benefit of all laws now made or which may hereafter be made regarding any limitation on the goods upon which, or the time within which, distress is to be made after removal of goods, and further relieves the Lessor of the obligations of proving or identifying such goods, it being the purpose and intent of this provision that all goods of Lessee, whether upon the demised premises or not, shall be liable to distress for rent.

       (c) Lessee waives in favor of Lessor all rights under the Pennsylvania Landlord and Tenant Act of 1951, as amended, and all supplements and amendments that have been or may hereafter be passed, and authorizes the sale of any goods distrained for rent at any time after ten (10) days from distraint without any appraisement.

       (d) May lease the premises or any part or parts of it to such person or persons as may in Lessor's discretion seem best and the Lessee shall be liable for any loss of rent for the balance of the then current term.

     13. Affidavit of Default. In any amicable action of ejectment and/or for rent in arrears, Lessor shall first cause to be filed in such action an affidavit made by it or someone acting for it setting forth the facts necessary to authorize the entry of judgment, of which facts such affidavit shall be conclusive evidence, and if a true copy of this lease (and of the truth of the copy such affidavit shall be sufficient evidence) be filed in such action, it shall not be necessary to file the original as a warrant of attorney, any rule of Court, custom or practice to the contrary.

     14. Right of Assignee of Lessor. The right to enter judgment against Lessee and to enforce all of the other provisions of this lease may, at the option of any assignee of this lease, be exercised by any assignee of the Lessor's right, title and interest in this lease in his, her or their own name, notwithstanding the fact that any or all assignments of the right, title and interest may not be executed and/or witnessed in accordance with the Act of Assembly of May 28, 1715, 1 Sm. L. 94, and all supplements and amendments that have been or may hereafter be passed and Lessee hereby expressly waives the requirements of said Act of Assembly and any and all laws regulating manner and/or form in which such assignments shall be executed and witnessed.

     15. Remedies Cumulative. All of the remedies herein given to Lessor and all rights and remedies given to it by law and equity shall be cumulative and concurrent. No termination of this lease or the taking or recovering of the premises shall deprive Lessor of any of its remedies or actions against the Lessee for rent due at the time or which, under its terms, would in the future become due as if there had been no termination, or for sums due at the time or which, under its terms, would in the future become due as if there had been no termination, nor shall the bringing of any action for rent or breach of covenant, or the resort to any other remedy herein for the recovery of rent be construed as a waiver of the right to obtain possession of the premises.

     16. Condemnation. In the event that the premises demised or any part of it is taken or condemned for a public or quasi-public use, this lease shall, regarding the part so taken, terminate as of the date title shall vest in the condemnor, and rent shall abate in proportion to the square feet of leased space taken or condemned or shall cease if the entire premises be so taken. In either event the Lessee waives all claims against the Lessor by reason of the complete or partial taking of the demised premises, and it is agreed that the Lessee shall not be entitled to any notice whatsoever of the partial or complete termination of this lease for this reason. Notwithstanding the foregoing, tenant shall retain all claims it has under law to file a separate claim for its expenses for removing its personal property.

     17. Subordination. This Agreement of Lease and all its terms, covenants and provisions are and each of them is subject and subordinate to any lease or other arrangement or right to possession, under which the Lessor is in control of the demised premises, to the rights of the owner or owners of the demised premises and of the land or buildings of which the demised premises are a part, to all rights of the Lessor's landlord and to any and all mortgages and other encumbrances now or hereafter placed upon the demised premises or upon the land and/or the buildings containing the same; and Lessee expressly agrees that if Lessor's tenancy, control, or right to possession shall terminate either by expiration, forfeiture or otherwise, then this lease shall thereupon immediately terminate and the Lessee shall, thereupon, give immediate possession; and Lessee hereby waives any and all claims for damages or otherwise by reason of such termination.

     18. Termination of Lease. It is hereby mutually agreed that either party may terminate this lease at the end of its term by giving to the other party written notice at least ninety days prior thereto, but in default of such notice, this lease shall continue upon the same terms and conditions in force immediately prior to the expiration of its term as for a further period of one year and so on from year to year unless or until terminated by either party hereto, giving the other ninety days written notice for removal previous to expiration of the then current term; PROVIDED, however, that should this lease be continued for a further period under the terms herein above-mentioned, any allowances given Lessee on the rent during the original term shall not extend beyond such original term, and further provided, however, that if Lessor shall have given such written notice prior to the expiration of any term of its intention to change the terms and conditions of this lease, and Lessee shall not within fifteen (15) days from such notice notify Lessor of Lessee's intention to vacate the demised premises at the end of the current term, Lessee shall be considered as Lessee under the terms and conditions mentioned in such notice for a further term as above provided, or for such further term as may be stated in such notice. In the event that Lessee shall give notice, as stipulated in this lease, of intention to vacate the demised premises at the end of the present term, or any renewal of extension of it, and shall fail or refuse to vacate on the date designated by notice, then it is expressly agreed that Lessor shall have the option either
(a) to disregard the notice so given as having no effect, in which case all the terms and conditions of this lease shall continue thereafter with full force precisely as if such notice had not been given, or (b) Lessor may, at any time within thirty days after the present term or any renewal or extension, give the said Lessee ten days' written notice of its intention to terminate the lease; whereupon the Lessee expressly agrees to vacate the premises at the expiration of the period of ten days specified in the notice. All powers granted to Lessor by this lease may be exercised and all obligations imposed upon Lessee by this lease shall be performed by Lessee as well during any extension of the original term of this lease as during the original term itself.

     19. Notice. All notices required to be given by Lessor to Lessee shall be sufficiently given by leaving the same upon the demised premises, but notices given by Lessee to Lessor must be given by registered mail, and as against Lessor the only admissible evidence that notice has been given by Lessee shall be a registry return receipt signed by Lessor or its agent.

     20. Lease Contains All Agreements. It is expressly understood and agreed by and between the parties that this lease and the riders attached to it and forming a part of it set forth all the promises, agreements, conditions and understandings between Lessor or its Agent and Lessee relative to the demised premises, and that there are no promises, agreements, conditions or understandings, either oral or written, between them other than are set forth. It is further understood and agreed that, except as otherwise provided, no subsequent alteration, amendment, change or addition to this lease shall be binding upon Lessor or Lessee unless reduced to writing and signed by them.

     21. Heirs and Assignees. All rights and liabilities given to, or imposed upon, the respective parties shall extend to and bind the several and respective heirs, executors, administrators, successors and assigns of the parties; and if there shall be more than one Lessee, they shall all be bound jointly and severally by the terms, covenants and agreements of this Agreement, and the word ''Lessee'' shall be deemed and taken to mean each and every person or party mentioned as a Lessee, be the same one or more; and if there shall be more than one Lessee, any notice required or permitted by the terms of this lease may be given by or to any one of them, and shall have the same force and effect as if given by or to all. No rights, however, shall inure to the benefit of any assignee of Lessee unless the assignment to such assignee has been approved by Lessor in writing.

     22. Headings Part of Lease. Any headings preceding the text of the paragraphs and subparagraphs of this Agreement are inserted solely for convenience or reference and shall not constitute a part of this lease, nor shall they affect its meaning, construction, or effect.

     23. Hazardous Materials. Tenant and its employees, agents and contractors shall not store, handle, treat, dispose of, discharge, or produce Waste in the Building. ''Waste'' is defined as (a) any ''hazardous waste'' as defined by the Resource Conservation and Recovery Act of 1976, as amended from time to time, and regulations promulgated thereunder; (b) any ''hazardous substance'' as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, and regulations promulgated thereunder; (c) any oil, petroleum products, and their derivatives and by-products; (d) any substance that is toxic, ignitable, reactive or corrosive; and (e) any waste, substance, product or material which is either regulated or monitored by any federal, state, or local law, ordinance, or governmental authority, or whose use, storage, handling, treatment, disposal, discharge, or production is likewise regulated or monitored. Notwithstanding anything to the contrary contained in this subsection, Landlord acknowledges that Tenant will, from time to time, keep upon the Premises certain products and materials used in the lawful conduct of Tenant's business therein which would technically constitute a violation of the terms of this subsection, and Landlord agrees that, with regard to such products and materials, Tenant shall not be in violation hereof so long as such products and materials are (i) used at all times for the purposes for which and in the manner in which they are intended to be used by their respective manufacturers and in accordance with all federal, state and local laws or regulations applicable thereto, (ii) not kept upon the Premises in any greater quantities than necessary for the normal conduct of Tenant's business or than permitted by applicable laws and regulations and
(iii) used and disposed of by Tenant's employees and agents in a lawful manner evidencing reasonable care under the circumstances, given the toxicity thereof. Notwithstanding the foregoing, Lessee shall be entitled to maintain hazardous materials on the premises provided they are being used in the lawful conduct of Lessee's business in accordance with all applicable federal, state or municipal laws or regulations and not kept in greater quantities than reasonably necessary.

     Tenant hereby agrees that it shall be fully liable for all costs and expenses related to the use, storage and disposal of all Waste stored, handled, treated, disposed of, discharged or produced on the Premises or anywhere on the Property by the Tenant or its employees, agents or contractors, and Tenant shall give immediate notice to Landlord of any violation or potential violation of the provisions of this Section of which Tenant has knowledge. Tenant shall defend, indemnify and hold harmless Landlord and its agents, partners, officers and employees from and against any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs or expenses (including, without limitation, reasonable attorney's and consultants' fees, court costs and litigation expenses) of whatever kind or nature, known or unknown, contingent or otherwise, allegedly or actually arising out of or in any way related to (a) the presence, disposal, handling, release or threatened release of any Waste by Tenant or its employees, agents or contractors, anywhere upon the Property affecting soil, water, vegetation, buildings, personal property, persons, animals, or otherwise; (b) any personal injury (including wrongful death) or property damage (real or personal) arising out of or relating to that Waste; (c) any lawsuit brought or threatened, settlement reached or government order relating to that Waste; or (d) any violation of any laws applicable thereto or arising therefrom. This indemnification includes, without limitation, any and all costs incurred because of any investigation of the Property or any portion therof, or any clean-up, removal or restoration required

                                    13


by Landlord due to a breach of the subsection above, or mandated by a federal, state or local agency or political subdivision as a result of such breach. Without limitation of the forgoing, if Tenant causes or permits the presence of Waste on the Premises under any circumstances, whether or not such presence constitutes a breach of the subsection above, and that presence results in contamination anywhere, Tenant shall promptly, at its sole expense, take any and all necessary actions to return the Premises, the Property and any other contaminated property to the condition existing prior to the presence of such Waste; provided, however, that Tenant shall first obtain Landlord's written approval of any such remedial action, the contractors retained in connection therewith and the form of contract (and all subcontracts) entered into to effect such remediation. The provisions of this subsection shall be in addition to any other obligations and liabilities that Tenant may have to Landlord at law or equity and shall survive the transactions contemplated herein and shall survive the expiration or earlier termination of the Term of this Lease.

     24. Utilities. Lessee shall be responsible for the payment of all utilities.

     25. Security Deposit. Lessee upon execution hereof shall deposit with the Lessor as security for the performance of all the terms, covenants and conditions of this lease the sum of Fifty Two Thousand ($52,000.00) Dollars. This deposit is to be retained by the Lessor until the expiration of this lease and shall be returnable to the Lessee provided that (1) premises have been vacated; (2) Lessor shall have inspected the premises after such vacation; and (3) Lessee shall have complied with all the terms, covenants and conditions of this lease, in which event the deposit so paid hereunder shall be returned to Lessee. It is understood that the said deposit is not to be considered as the last rental due under the lease.

     26. Late Charges. In the event that any monthly rental payment or any other amounts due hereunder shall become overdue for period of seven (7) days, Lessee shall pay to Lessor a "late charge" of five (5c) cents for each dollar overdue to cover the extra expense involved in collecting the delinquent payment.

     27. Notwithstanding anything herein before to the contrary that for and consideration of the Lessor permitting the Lessee to install air conditioning or other equipment on the roof the leased premises, Lessee shall be responsible for any and all costs of maintaining or repairing the roof of the demised premises. Lessor shall be responsible for maintaining or repairing the exterior structural walls provided the same have not been damaged by the Lessee's carelessness or negligence.

     28. In the event of a breach of any of the terms or conditions of this Lease or in the event Lessee fails to pay any amounts due hereunder, Lessee shall pay any and all reasonable attorneys fees and costs incurred to enforce any of the terms and conditions of this Lease.

     29. This Lease shall be construed and interpreted in accordance with the laws of the Commonwealth of Pennsylvania.

     30. In the event Lessor enters into a bona fide agreement of sale for the demised premises, Lessor shall have the right to terminate this Lease upon two (2) years written notice to Lessee.

                                    14


     IN WITNESS WHEREOF, the parties have executed these presents the day and year first above written, and intend to be legally bound.

Sealed and delivered in the presence of:

                                            G. S. DEVELOPERS

LAWRENCE BURNSTINE                          MEYER SIMON
_______________________ (Witness)    By: ____________________ (Lessor)


                                            DATARAM CORPORATION

LAWRENCE BURNSTINE                          MARK MADDOCKS
_______________________ (Witness)     By: ___________________ (Lessee)